Terex Announces Second Quarter 2020 Financial Results Conference Call

WESTPORT, CT, June 26, 2020 -- Terex Corporation (NYSE: TEX) will host a conference call to review its second quarter 2020 financial results on Friday, July 31, 2020 at 10:00 a.m. Eastern time. John L. Garrison, Jr., Chairman, President and Chief Executive Officer, will lead the call.

The Company’s financial results will be issued and available at https://investors.terex.com after the market close on Thursday, July 30, 2020.

Participants are encouraged to access the webcast 15 minutes prior to the starting time. The webcast will be available for replay at https://investors.terex.com

About Terex:
Terex is a global manufacturer of aerial work platforms and materials processing machinery. The Company designs, builds and supports products used in construction, maintenance, manufacturing, energy, minerals, and materials management applications. Terex's products are manufactured in North and South America, Europe, Australia, and Asia and sold worldwide. The Company engages with customers through all stages of the product life cycle, from initial specification and financing to parts and service support. Terex uses its website (http://www.terex.com/) to make information available to its investors and the market.

Contact Information:
Terex Corporation
Randy Wilson
Director, Investor Relations
(203) 221-5415
randy.wilson@terex.com

SOURCE Terex Corporation